WAIVER AND FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This WAIVER AND FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), effective as of February 12, 2008 (the “Effective Date”), is by and between Capital Growth Systems, Inc., a Florida corporation with headquarters located at 500 West Madison Street, Suite 2060, Chicago, Illinois 60661 (the “Company”), and the undersigned lender (“Lender”). Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the RRA (as defined below).

WHEREAS, the Company and Lender entered into that certain Registration Rights Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “RRA”), dated as of November 1, 2007, in which the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws; and

WHEREAS, pursuant to the terms of this Amendment, the Company and Lender desire to amend the RRA.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the RRA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:

1.  Amendments to RRA.

(a)  Each of Sections 2 (including subsections (a) through (g) thereof), 3(a), 3(b), 3(c), 3(d), 3(f), 3(g), 3(h), 3(i), 3(m), 3(n), 3(o), 3(p), 3(r), 3(t) and 4 (including subsections (a) through (d) thereof) and Exhibits A, B and C of the RRA is hereby deleted in its entirety and is replaced with “[Intentionally Omitted].”

(b)  Section 3(e) of the RRA is hereby amended and restated to read in its entirety as follows:

“(e) So long as any Investor holds, or is deemed to hold, any Warrants or Registrable Securities, the Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during such period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Lender’s legal counsel (“Legal Counsel”), which shall be Katten Muchin Rosenman LLP or such other counsel as hereafter designated by Lender, and each Investor who holds Registrable Securities in writing of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.”

(c)  Section 3(k) of the RRA is hereby amended and restated to read in its entirety as follows:

“(k) So long as any Investor holds, or is deemed to hold, any Warrants or Registrable Securities, the Company shall use its best efforts to cause all of the Registrable Securities to be listed or quoted on each securities exchange, quotation system or trading market on which securities of the same class or series issued by the Company are listed or quoted, and without limiting the generality of the foregoing, arrange for at least three market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to the Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).”

(d)  Section 3(l) of the RRA is hereby amended and restated to read in its entirety as follows:

“‘(l) The Company shall cooperate with the Investors who hold Registrable Securities and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.”

(e)  Section 3(q) of the RRA is hereby amended and restated to read in its entirety as follows:

“‘(q) If an Investor (i) acquires Registrable Securities pursuant to a Cashless Exercise (as defined in the Warrants) of any of the Warrants on or after May 1, 2008, (ii) provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Registrable Securities may be made without registration under the 1933 Act, or (iii) provides the Company with reasonable assurance that the Registrable Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall cause its transfer agent to promptly issue one or more stock certificates or credit shares to the applicable balance accounts at the Depository Trust Company in such name and in such denominations as specified by such Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3(q) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3(q), that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.”

(f)  Section 3(s) of the RRA is hereby amended and restated to read in its entirety as follows:

“(s) So long as any Investor holds, or is deemed to hold, any Warrants or Registrable Securities, the Company shall make all other filings and take all other actions reasonably necessary to expedite and facilitate disposition by the Investors of the Registrable Securities.”

(g)  Section 6 of the RRA is hereby amended and restated to read in its entirety as follows:

“6. Indemnification.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls each Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (each, an “Indemnified Person” and collectively, the “Indemnified Persons”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any Indemnified Person may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation of this Agreement (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by such Indemnified Persons in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by the Investors pursuant to Section 9 hereof.

(b) [INTENTIONALLY OMITTED]

(c) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person; or (iii) the named parties to any such Claim (including any impleaded parties) include both such Indemnified Person and the indemnifying party, and such Indemnified Person shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person and the indemnifying party (in which case, if such Indemnified Person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, provided further, that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities to which the Claim relates. The Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.”

(h)  Section 8 of the RRA is hereby amended and restated to read in its entirety as follows:

“8. Reports Under the 1934 Act.

(a)  With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, so long as any Investor holds, or is deemed to hold, any Warrants or Registrable Securities, to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(i) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act and not suspend or terminate its status as an issuer required to file reports under the 1934 Act (even if the 1934 Act or the rules and regulations thereunder would otherwise permit such suspension or termination); and

(iii) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(b)  If the Company at any time hereafter fails to timely file with the SEC an annual report on Form 10-K or a quarterly report on Form 10-Q (i.e., fails to file any such report on or before the applicable filing deadline therefor, without giving effect to any extensions of time that may be permitted by Rule 12b-25 under the 1934 Act (or successor thereto)), or on any day hereafter sales of all of the Registrable Securities cannot be made as a result of a breach or violation of this Section 8, then, as partial relief for the damages to Lender by reason of any reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available hereunder, at law or in equity), the Company shall pay to Lender an amount in cash equal to in cash equal to two percent (2%) of the initial aggregate principal amount of the Revolving Loan Note (as such term is defined in the Credit Agreement) issued on the Closing Date with respect to each thirty (30) day period occurring on and after such failure, breach or violation and prior to the date that the applicable annual or quarterly report is filed with the SEC or the breach or violation is cured, as applicable (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder shall be entitled pursuant to this Section 8(b) are referred to herein as “Filing Delay Payments.” Filing Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Filing Delay Payments are incurred and (II) the third Business Day after the failure, breach or violation giving rise to the Filing Delay Payments is cured. Notwithstanding the foregoing, no Filing Delay Payments shall accrue with respect to any period after the first date as of which the Investors may sell all of the Registrable Securities pursuant to Rule 144 without the requirement for compliance with Rule 144(c) (or successor thereto). In the event the Company fails to make Filing Delay Payments in a timely manner, such Filing Delay Payments shall bear interest, in each case until paid in full, at the rate of one and one-half percent (1.5%) per month, prorated for partial months.”

(i)  Section 11(g) of the RRA is hereby amended and restated to read in its entirety as follows:

“(g) Legends. Lender understands that the certificates or other instruments representing the Warrant and the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXEMPTION UNDER SAID ACT OR APPLICABLE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without the requirement for compliance with Rule 144 (d), (e) or (f) (or successor thereto), or (iv) such holder provides the Company with reasonable assurance that the Securities have been or are being sold pursuant to Rule 144. Notwithstanding anything to the contrary contained herein or in any of the Warrants, no certificates representing Warrant Shares issued pursuant to a Cashless Exercise on or after May 1, 2008 shall bear any restrictive legend.

2.  Ratification and Confirmation of RRA. The Company hereby adopts, ratifies and confirms the RRA, as amended by this Amendment, and acknowledges and agrees that the RRA, as amended by the this Amendment, is and remains in full force and effect. Except as expressly set forth in Section 3 of this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the RRA or any other agreement or instrument, nor constitute an amendment or waiver of any other provision of the RRA or any other agreement or instrument.

3. Waiver of Registration Delay Payments.

(a)  Subject to Section 3(b), Lender hereby waives any breach by the Company of Section 2(a) of the RRA (as in effect prior to amendment hereby) and waives its right to receive Registration Delay Payments pursuant to Section 2(g) of the RRA (as in effect prior to amendment hereby) as a result of the failure of the Company to file with the SEC a Registration Statement covering the resale of all of the Initial Registrable Securities prior to the Initial Filing Deadline.

(b)  The limited waivers set forth in Section 3(a) hereof are conditioned upon, and subject to, the validity and enforceability of the Company’s commitments and obligations under this Amendment and the RRA (as amended hereby), the voiding, setting aside, or determination of invalidity or unenforceability of which shall render such waivers null and void and of no force and effect, Lender being entitled thereafter to exercise all remedies at law or in equity under the RRA as if Section 3(a) had not been part of this Amendment, as executed. The limited waivers set forth in Section 3(a) hereof are not, nor shall they be deemed to be, waivers under any other circumstance or waivers of any other condition, requirement, provision or breach of, or rights under, the RRA or any other agreement or instrument.

3.  Representations and Warranties of Company. The Company hereby represents and warrants to each Buyer that:

(c)  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Amendment and the RRA (as amended hereby). The execution, delivery and performance by the Company of this Amendment and the RRA (as amended hereby) have been duly authorized by the Company, and no further consent or authorization is required by the Company or its board of directors or shareholders. This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the RRA (as amended hereby) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)  No Conflicts. The execution and delivery of this Amendment and the RRA (as amended hereby) by the Company and the performance by the Company of its obligations hereunder and thereunder, did not and will not (i) result in a violation of the articles of incorporation or bylaws of the Company; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Amendment in accordance with the terms hereof and thereof.

4.  Representations and Warranties of Buyers. Lender hereby represents and warrants to the Company that (a) Lender is a validly existing limited liability company, and has the requisite limited liability company power and authority to enter into and perform its obligations under this Amendment and (b) this Amendment has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender, enforceable against Lender in accordance with its terms.

5.  Disclosure of Transactions and Other Material Information. On or prior to 5:30 p.m., New York City time, on the fourth Business Day following the date hereof, the Company shall file a Form 8-K (the “Form 8-K”) with the SEC describing this Amendment, providing any other information required to be disclosed pursuant to the rules and regulations of the SEC, and including as an exhibit this Amendment, in the form required by the 1934 Act. From and after the filing of the Form 8-K with the SEC, Lender shall not be in possession of any material non-public information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees, agents or affiliates.

6.  Expenses. Contemporaneously with the execution and delivery of this Amendment, the Company shall reimburse each Lender for all of its out-of-pocket fees, costs and expenses, including attorneys’ fees and expenses, incurred in connection with the drafting, negotiation and execution of this Amendment.

7.  Further Assurances. The Company hereby agrees from time to time, as and when requested by Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, and to take or cause to be taken such further or other action, as Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the RRA (as amended hereby).

8.  Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Amendment shall be by way of example rather than limitation.

9.  No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

11.  Entire Agreement. This Amendment and the RRA (as amended hereby) supersede all other prior oral or written agreements among Lender, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein.

12.  Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

13.  Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Amendment or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

14.  Successors. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities.

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IN WITNESS WHEREOF, the Company and Lender have executed this Amendment as of the Effective Date.

COMPANY:

CAPITAL GROWTH SYSTEMS, INC.

By:
Name:
Title:

LENDER:

HILCO FINANCIAL, LLC

By:
Scott Morse, Executive Vice President